As filed with the Securities and Exchange Commission on October 13, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

___________________

OpenWorld, Inc.

(Exact name of registrant as specified in its charter)

____________________

Nevada	23-3023677
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor

Lake Mary, FL, 32746

(Address of Principal Executive Offices) (Zip Code)

____________________

VerifyMe, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

____________________

Matthew Shaw

Chairman and Chief Executive Officer

OpenWorld, Inc.

801 International Parkway, Fifth Floor

Lake Mary, FL, 32746

(585) 736-9400

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Alexander R. McClean, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

____________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

OpenWorld, Inc. (the “Registrant”) hereby files this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 1,618,255 shares of common stock, par value $0.001 per share (the “Common Stock”), under the VerifyMe, Inc. 2020 Equity Incentive Plan, as amended (the “Plan”). On October 16, 2020, the Registrant filed the registration statement on Form S-8 (File No. 333-249520) with the Securities and Exchange Commission (the “SEC”), registering 122,611 shares of Common Stock for issuance under the Plan (the “First Registration Statement”). On June 23, 2022 the Registrant filed the registration statement on Form S-8 (File No. 333-265806) with the SEC, registering an additional 100,000 shares of Common Stock for issuance under the Plan (the “Second Registration Statement”). On June 23, 2023, the Registrant filed the registration statement on Form S-8 (File No. 333-272849) with the SEC, registering 100,000 shares of Common Stock for issuance under the Plan (the “Third Registration Statement”). On June 7, 2024, the Registrant filed a Registration Statement on Form S-8 (File No. 333-280046) with the SEC, registering an additional 100,000 shares (the “Fourth Registration Statement” and, together with the First Registration Statement, the Second Registration Statement, and the Third Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. On September 29, 2026, the Registrant effected a one-for-ten (1:10) reverse stock split of its Common Stock (the “Reverse Stock Split”) and on September 30, 2026 the Registrant changed its name to OpenWorld, Inc. The registered shares described above reflect the shares as adjusted for Reverse Stock Split. In accordance with General Instruction E to Form S-8, the contents of such Prior Registration Statements, including all attachments and exhibits thereto, are incorporated herein by reference, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference herein (except for portions thereof furnished or otherwise not filed with the SEC pursuant to Items 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K, which are deemed not to be incorporated by reference into this Registration Statement):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026 (the “2025 Form 10-K”).

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, and June 30, 2026, filed with the SEC on May 15, 2026, and August 14, 2026, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on January 5, 2026, February 2, 2026, February 12, 2026, April 16, 2026, April 17, 2026, June 9, 2026, August 12, 2026, September 25, 2026, September 25, 2026, September 29, 2026, September 30, 2026 (as amended on October 2, 2026 and October 13, 2026), and October 8, 2026.

●	The description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on June 16, 2020, and any amendment or report filed for the purpose of updating such description (including Exhibit 4.2 to the 2025 Form 10-K).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the effective date of this Registration Statement (except for the portions thereof furnished or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 22, 2020)

4.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, filed September 22, 2026 (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 25, 2026)

4.3	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended, filed September 29, 2026 (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 30, 2026)

4.4*	Amended and Restated Bylaws of OpenWorld, Inc.

5.1*	Opinion of Harter Secrest & Emery LLP

23.1*	Consent of MaloneBailey, LLP, independent registered public accounting firm

23.2*	Consent of RSM Cayman Ltd.

23.3*	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

99.1	VerifyMe, Inc. 2020 Equity Incentive Plan (incorporated herein by reference from Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-249520) filed on October 16, 2020)

99.2	First Amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan (incorporated herein by reference from Exhibit 4.5 to the Company’s Registration Statement on Form S-8 (File No. 333-265806) filed on June 23, 2022)

99.3	Second Amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan (incorporated herein by reference from Exhibit 4.6 to the Company’s Registration Statement on Form S-8 (File No. 333-272849) filed on June 23, 2023)

99.4	Third Amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan (incorporated herein by reference from Exhibit 99.4 on Form S-8 (File No. 333-280046) filed on June 7, 2024)

99.5*	Fourth Amendment to the VerifyMe, Inc. 2020 Equity Incentive Plan

107*	Filing Fee Table

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Mary, State of Florida, on October 13, 2026.

OPENWORLD, INC.

By:	/s/ Matthew Shaw
Matthew Shaw
Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Matthew Shaw and Jennifer Cola, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Shaw	Chief Executive Officer,	October 13, 2026
Matthew Shaw	Director and Chairman of the Board (Principal Executive Officer)

/s/ Jennifer Cola	Chief Financial Officer	October 13, 2026
Jennifer Cola	(Principal Financial Officer)

/s/ Raghav Chopra	Director	October 13, 2026
Raghav Chopra

/s/ Scott Greenberg	Director	October 13, 2026
Scott Greenberg

/s/ Thomas Rossiter	Director	October 13, 2026
Thomas Rossiter

/s/ Chantal Schutz	Director	October 13, 2026
Chantal Schutz